Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-278663) of our report dated October 25, 2024, with respect to the consolidated financial statements of Baijiayun Group Ltd as of June 30, 2024 and for the year ended June 30, 2024, which appears in the annual report on Form 20-F of Baijiayun Group Ltd for the year ended June 30, 2024.

/s/ Enrome LLP

Singapore, Singapore

October 25, 2024